                                   Exhibit 32

                Certification Pursuant to 18 U.S.C. Section 1350
      As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

                                In connection with the Quarterly Report on Form 10-Q of the CITY INVESTING COMPANY LIQUIDATING TRUST, a Delaware Trust (the "Trust") for the period ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Lester J. Mantell, a Trustee and the functional equivalent of the Chief Executive Officer and Chief Financial Officer, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge and belief, that:

                  1) the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                  2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust, as of, and for, the periods presented in the Report.

                           The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not intended to be used for any other purposes.




                                           By:         /s/ Lester J. Mantell
                                              ----------------------------------
         Dated:  July 29, 2005